                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ________

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





                          DAYTON GENERAL SYSTEMS, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        PENNSYLVANIA                                   31-1551295
--------------------------                 -----------------------------------
(State of incorporation or                 (I.R.S. Employer Identification No.)
organization)




                  2492 TECHNICAL DRIVE, MIAMISBURG, OHIO 45342
-------------------------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)



     Securities to be registered pursuant to Section 12(b) of the Act: None

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates: No. 333-33597.

         Securities to be registered pursuant to Section 12(g) of the Act:


                UNITS; COMMON STOCK, WITHOUT PAR VALUE; WARRANTS
-------------------------------------------------------------------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         Each Unit consists of two shares of Common Stock and one Warrant.

         The information set forth under "Description of Securities -- Common Stock" and "Description of Securities -- Warrants" in the Registration Statement on Form SB-2, as amended, filed by the registrant with the Securities and Exchange Commission (File No. 333-33597) is incorporated herein by reference.


Item 2.  Exhibits.

         The following exhibits are filed as part of this registration statement:

4.1*     --     Articles of Incorporation of the registrant

4.2*     --     By-Laws of the registrant

4.3*     --     Form of Unit Certificate

4.4*     --     Form of Warrant

4.5*     --     Form of Warrant Agreement between the registrant and The Fifth
                Third Bank












---------------------------------------

     * Filed as an exhibit to, and incorporated herein by reference from, the registrant's Registration Statement on Form SB-2, as amended
         (File No. 333-33597).

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          DAYTON GENERAL SYSTEMS, INC.


                                          /s/ Thomas C. Haas
                                          _____________________________________
                                          Thomas C. Haas
                                          President and Chief Executive Officer

Dated: November 5, 1997









                                     - 3 -